Exhibit 5.1

April 16, 2019

Yangtze River Port and Logistics Limited

41 John Street, Suite 2A,

New York, NY 10038

Re:	Securities Registered under Registration Statement on Form S-3 (File No. 333-223788)

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the proposed offer and sale by Yangtze River Port and Logistics Limited, a Nevada corporation (the “Company”), shares of the Company’s common stock, par value $0.0001 per share (the “Placement Shares”), having an aggregate offering price of up to $100,000,000, pursuant to a Registration Statement on Form S-3 (File No. 333-223788) (the “Registration Statement”), which was originally filed under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (“SEC”) on March 20, 2018 and declared effective by the SEC on September 13, 2018, the base prospectus contained in the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the proposed offer and sale of the Placement Shares filed with the SEC on April 16, 2019 pursuant to Rule 424(b) of the rules and regulations under the Securities Act (the “Prospectus Supplement”, and together with the Base Prospectus, the “Prospectus”). We understand that the Placement Shares are proposed to be offered and sold by the Company through A.G.P./Alliance Global Partners (the “Agent”) pursuant to an at the market offering agreement by and between the Company and the Agent (the “Offering Agreement”).

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures. As to questions of fact material to our opinions, we have relied upon the certificates of certain officers of the Company without independent investigation or verification.

Based on the foregoing, we are of the opinion that the Placement Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Offering Agreement will be validly issued, fully paid and non-assessable.

We are members of the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, and the federal laws of the United States of America.  Insofar as the matters covered by this opinion may be governed by the laws of other states we have assumed that such laws are identical in all respects to the laws of the State of New York.

1185 Avenue of the Americas | 37th Floor | New York, NY | 10036

T (212) 930 9700 | F (212) 930 9725 | WWW.SRFKLLP.COM

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the SEC on the date hereof, which is incorporated by reference into the Registration Statement, and further consent to the reference to us in the Registration Statement and any amendments thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is intended solely for use in connection with the offer and sale of the Placement Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written consent. This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ SICHENZIA ROSS FERENCE LLP

1185 Avenue of the Americas | 37th Floor | New York, NY | 10036

T (212) 930 9700 | F (212) 930 9725 | WWW.SRFKLLP.COM